Exhibit 99.1

ImmunoGen Announces a Global, Multi-Target License Agreement of its Novel Camptothecin ADC Platform to Lilly for Up to $1.7 Billion

ImmunoGen Grants Lilly Exclusive Rights to Research, Develop, and Commercialize Antibody-Drug Conjugates Combining Targets Selected by Lilly with ImmunoGen's Novel Camptothecin Platform

ImmunoGen to Receive a $13 Million Upfront Payment for Initial Targets; Eligible to Receive an Additional $32.5 Million for Additional Targets

Waltham, MA – February 15, 2022 – ImmunoGen Inc. (Nasdaq: IMGN), a leader in the expanding field of antibody-drug conjugates (ADCs) for the treatment of cancer, today announced a global, multi-year definitive licensing agreement whereby it granted Eli Lilly and Company (Lilly) exclusive rights to research, develop, and commercialize ADCs directed to targets selected by Lilly based on ImmunoGen's novel camptothecin technology. ImmunoGen retains full rights to the camptothecin platform for all targets not covered by the Lilly license.

As part of the agreement, Lilly will pay ImmunoGen an upfront payment of $13 million, reflecting initial targets selected by Lilly. Lilly may select a pre-specified number of additional targets, with ImmunoGen eligible to receive an additional $32.5 million in exercise fees if Lilly licenses the full number of targets. ImmunoGen is eligible to receive up to $1.7 billion in potential target program exercise fees and milestone payments based on the achievement of pre-specified development, regulatory, and commercial milestones. ImmunoGen is also eligible for tiered royalties as a percentage of worldwide commercial sales by Lilly. Lilly is responsible for all costs associated with research and development.

Camptothecins are an important class of anticancer drugs targeting Type I topoisomerase. ImmunoGen's proprietary class of camptothecin linker-payloads are designed to optimize existing camptothecin technology to potentially deliver a wider therapeutic window with enhanced safety and efficacy.

"Lilly has a proven track record of bringing transformative oncology medicines to market, and we are pleased that they selected our novel camptothecin technology to integrate with their efforts to develop next-generation ADCs," said Stacy Coen, ImmunoGen's Senior Vice President and Chief Business Officer. "This licensing agreement demonstrates ImmunoGen's continued innovation in ADCs, creates value from our intellectual property around a proprietary platform, and further enhances our ability to re-invest in our business as we build out our pipeline and accelerate our transformation into a fully-integrated oncology company."

ABOUT IMMUNOGEN

ImmunoGen is developing the next generation of antibody-drug conjugates (ADCs) to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer our patients more good days. We call this our commitment to TARGET A BETTER NOW™.

Learn more about who we are, what we do, and how we do it at www.immunogen.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements based on management's current expectations. These statements include, but are not limited to, ImmunoGen's expectations related to: the potential benefits and results that may be achieved through ImmunoGen’s licensing agreement with Lilly; the payment of upfront and future milestones and royalties on future sales, as well as the total potential value of the licensing agreement; and the development and outcome of potential product candidates. For these statements, ImmunoGen claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Various factors could cause ImmunoGen's actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include, but are not limited to: Lilly may not pursue the development of product candidates based on ImmunoGen’s camptothecin platform or those efforts may not be successful; the difficulties inherent in the development of novel pharmaceuticals, including uncertainties as to the timing, expense, and results of preclinical studies, clinical trials, and regulatory processes; risks and uncertainties associated with the scale and duration of the COVID-19 pandemic and the resulting impact on ImmunoGen's industry and business; and other factors as set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021, and other reports filed with the Securities and Exchange Commission.

INVESTOR RELATIONS AND MEDIA CONTACTS

ImmunoGen

Courtney O'Konek

781-895-0600

courtney.okonek@immunogen.com

OR

FTI Consulting

Robert Stanislaro

212-850-5657

robert.stanislaro@fticonsulting.com